Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "VALUE ADD GROWTH REIT IV, LLC", FILED IN THIS OFFICE ON THE FIFTH DAY OF JULY, A.D. 2022, AT 5:15 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6895681 8100
SR# 20222907430

Authentication: 203844532
Date: 07-06-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:15 PM 07/05/2022
FILED 05:15 PM 07/05/2022
SR 20222907430 - File Number 6895681

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Value Add Growth REIT IV, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By: /s/ Alan Lewis
Authorized Person

Name: Alan Lewis
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